INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of root9B Technologies, Inc. on Post-Effective Amendment No. 5 to Form S-1 of our report dated March 30, 2015 with respect to our audits of the consolidated financial statements of root9B Technologies, Inc. (and subsidiaries) as of and for the years ended December 31, 2014 and 2013, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Cherry Bekaert LLP

Charlotte, North Carolina
April 24, 2015